UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2003

TEL Offshore Trust

(Exact name of Registrant as specified in its charter)

Texas	1-6910	76-6004064
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

JPMorgan Chase Bank, Trustee
Institutional Trust Services
700 Lavaca Street
Austin, Texas		78701
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (512) 479-2562

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

ITEM 5.

On October 21, 2003, the Trust issued a press release announcing that it had entered into a Settlement Agreement and Mutual Release with Texaco Exploration and Production Inc. in connection with the suit filed by the Trust on October 11, 2001.  The Trust filed suit against Texaco Exploration and Production Inc. as the then-current working interest owner of the East Cameron 371 lease to account for its payment of the Trust’s overriding royalty interest in this lease.   The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

99.1 Tel Offshore Trust’s press release dated October 21, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEL Offshore Trust

By: JPMorgan Chase Bank, as Corporate Trustee

	By:	/s/	Mike Ulrich
Mike Ulrich
Vice President and Trust Officer

Date: October 21, 2003

Exhibit Index

Exhibit Number	Description

99.1	Tel Offshore Trust’s press release dated October 21, 2003.